Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129271) of ABB Ltd pertaining to the ABB Employee Share Acquisition Plan - US Share Acquisition Sub-Plan of our reports dated March 3, 2006, with respect to the consolidated financial statements and schedule of ABB Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2005.

/S/ Ernst & Young AG

Zurich, Switzerland
April 18, 2006